Exhibit T3B.143A

ASSIGNMENT OF PARTNERSHIP INTEREST

MERIDIAN MALL LIMITED PARTNERSHIP

This Assignment of Partnership Interest (the “Assignment”) is made and entered into to be effective as of the 25th day of October, 2021 (the “Effective Date”).

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Multi-GP Holdings, LLC, a Delaware limited liability company, (the “Assignor”) does hereby contribute, assign, transfer, distribute, and convey to CBL Outparcel HoldCo, LLC, a Delaware limited liability company (the “Assignee”) the general partnership interest (the “Interests”) described on Schedule A attached hereto and made a part hereof, standing in the name of the Assignor on the books of Meridian Mall Limited Partnership, a Michigan limited partnership (the “Partnership”), together with any and all rights, privileges, and benefits, pertaining thereto.

This Assignment is being made pursuant to and in accordance with the Amended and Restated Agreement of Limited Partnership of Meridian Mall Limited Partnership dated September 11, 2003, including amendments, modifications or supplements thereto (collectively, the “Agreement”).

CBL & Associates HoldCo II, LLC, a Delaware limited liability company, is also a partner of the Partnership pursuant to the Agreement, currently holds a 99% limited partnership interest in the Partnership.

Assignor certifies that it has the full power to make this Assignment under the Agreement, that this Assignment is being made in compliance with and pursuant to the Agreement and that the Interests have not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated, or assigned. Assignor agrees and acknowledges that it hereby ceases to be a partner of the Partnership as of the Effective Date.

Assignee accepts the assignment of Interests hereunder and agrees that, concurrent with the execution hereof, Assignee shall execute a modification to the Agreement, effective immediately following the effectiveness of this Assignment (the “Amendment”).

Assignor and Assignee agree that following the assignment of Interests and execution of the Amendment, (a) Assignee will be admitted as the general partner of the Partnership, (b) Assignor will cease to be a partner of the Partnership, (c) the Partnership shall continue without dissolution, and (d) the Agreement shall remain in full force and effect as modified by the Amendment (the “Amended Agreement”).

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IN WITNESS WHEREOF, this Assignment is executed effective as of the date set forth above.

ASSIGNOR:

MULTI-GP HOLDINGS, LLC,
a Delaware limited liability company

By:	CBL & Associates HoldCo II, LLC,
its sole member

By:	CBL & Associates Limited Partnership,
its chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

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ACCEPTANCE

Assignee hereby accepts the foregoing assignment of the Interests, agrees that it is hereby admitted to the Partnership as a partner of the Partnership on the Effective Date of the Assignment, and agrees to be bound by and subject at all times to all of the terms and conditions of the Amended Agreement as now in effect or hereafter amended, which Amended Agreement is incorporated herein by reference.

Dated as of October 25, 2021.

ASSIGNEE:

CBL OUTPARCEL HOLDCO, LLC,
a Delaware limited liability company

By:	CBL & Associates HoldCo II, LLC,
its sole member,

By:	CBL & Associates Limited Partnership,
its sole member and chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

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SCHEDULE A

1.0% general partnership interest in Meridian Mall Limited Partnership

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ASSIGNMENT OF PARTNERSHIP INTEREST

MERIDIAN MALL LIMITED PARTNERSHIP

This Assignment of Partnership Interest (the “Assignment”) is made and entered into to be effective as of the 25th day of October, 2021 (the “Effective Date”).

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, CBL & Associates Limited Partnership, a Delaware limited partnership, (the “Assignor”) does hereby contribute, assign, transfer, distribute, and convey to CBL & Associates HoldCo II, LLC, a Delaware limited liability company (the “Assignee”) the limited partnership interest (the “Interests”) described on Schedule A attached hereto and made a part hereof, standing in the name of the Assignor on the books of Meridian Mall Limited Partnership, a Michigan limited partnership (the “Partnership”), together with any and all rights, privileges, and benefits, pertaining thereto.

This Assignment is being made pursuant to and in accordance with the Amended and Restated Agreement of Limited Partnership of Meridian Mall Limited Partnership dated September 11, 2003, including amendments, modifications or supplements thereto (collectively, the “Agreement”).

CBL Outparcel HoldCo, LLC, a Delaware limited liability company, is also a partner of the Partnership pursuant to the Agreement, currently holds a 1.0% general partnership interest in the Partnership, and joins in this Assignment to illustrate its consent to the admission of Assignor as a limited partner to the Partnership.

Assignor certifies that it has the full power to make this Assignment under the Agreement, that this Assignment is being made in compliance with and pursuant to the Agreement and that the Interests have not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated, or assigned. Assignor agrees and acknowledges that it hereby ceases to be a partner of the Partnership as of the Effective Date.

Assignee accepts the assignment of Interests hereunder and agrees that, concurrent with the execution hereof, Assignee shall execute a modification to the Agreement, effective immediately following the effectiveness of this Assignment (the “Amendment”).

Assignor and Assignee agree that following the assignment of Interests and execution of the Amendment, (a) Assignee will be admitted as a limited partner of the Partnership, (b) Assignor will cease to be a partner of the Partnership, (c) the Partnership shall continue without dissolution, and (d) the Agreement shall remain in full force and effect as modified by the Amendment (the “Amended Agreement”).

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IN WITNESS WHEREOF, this Assignment is executed effective as of the date set forth above.

ASSIGNOR:

CBL & ASSOCIATES LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

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ACCEPTANCE

Assignee hereby accepts the foregoing assignment of the Interests, agrees that it is hereby admitted to the Partnership as a partner of the Partnership on the Effective Date of the Assignment, and agrees to be bound by and subject at all times to all of the terms and conditions of the Amended Agreement as now in effect or hereafter amended, which Amended Agreement is incorporated herein by reference.

Dated as of October 25, 2021.

ASSIGNEE:

CBL & ASSOCIATES HOLDCO II, LLC,
a Delaware limited liability company

By:	CBL & Associates Limited Partnership,
its sole member and chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

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ACKNOLWEDGED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

CBL OUTPARCEL HOLDCO, LLC,
a Delaware limited liability company

By:	CBL & Associates HoldCo II, LLC,
its sole member

By:	CBL & Associates Limited Partnership,
its sole member and chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:
Name:
Title:

SCHEDULE A

99% limited partnership interest in Meridian Mall Limited Partnership

MODIFICATION NO. ONE TO THE

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF

MERIDIAN MALL LIMITED PARTNERSHIP

This Modification No. One to the Amended and Restated Agreement of Limited Partnership of Meridian Mall Limited Partnership (the “Amendment”) is made and entered into to be effective as of this 25th day of October, 2021, by CBL Outparcel HoldCo, LLC, a Delaware limited liability company (“General Partner”) and CBL & Associates HoldCo II, LLC, a Delaware limited liability company (“Limited Partner”).

WITNESSETH:

WHEREAS, Meridian Mall Limited Partnership, a Michigan limited partnership (the “Partnership”) is governed by that certain Amended and Restated Agreement of Limited Partnership dated as of September 3, 2011 (the “Agreement”);

WHEREAS, immediately prior to the execution of this Amendment, Multi-GP Holdings, LLC, a Delaware limited liability company (the “Original General Partner”) has assigned 100% of its beneficial and ownership interests in the Meridian Mall Limited Partnership to General Partner which constitutes a 1.0% general partnership interest in the Partnership pursuant to a separate assignment of even date herewith (the “Assignment”);

WHEREAS, immediately prior to the execution of this Amendment, CBL & Associates Limited Partnership, a Delaware limited partnership (the “Original Limited Partner”) has assigned 100% of its beneficial and ownership interests in the Meridian Mall Limited Partnership to Limited Partner which constitutes a 99% limited partnership interest in the Partnership, pursuant to a separate assignment of even date herewith (the “Assignment”);

WHEREAS, the General Partner joined in to consent to and acknowledge the Assignment from the Original Limited Partner to Limited Partner;

WHEREAS, General Partner and Limited Partner desire to amend and modify the Agreement (i) to reflect the Assignment, including recording the General Partner and Limited Partner as Partners of the Partnership on the books and records of the Partnership, and (ii) to make certain amendments and modifications to the Agreement as set forth below.

NOW, THEREFORE, Limited Partner and General Partner do hereby modify and amend the Agreement as follows:

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1.	Notwithstanding anything to the contrary contained in the Agreement, the definition of “Partners” shall be the Partners shown on Exhibit B attached hereto and incorporated herein.

2.	Exhibit “B” to the Agreement is hereby modified and amended by substituting Exhibit “B” attached hereto.

Except as herein modified, the Agreement shall remain in full force and effect.

Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Agreement.

This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Amendment is executed effective as of the date first set forth above.

GENERAL PARTNER:

CBL OUTPARCEL HOLDCO, LLC,
a Delaware limited liability company

By:	CBL & Associates HoldCo II, LLC,
its sole member

By:	CBL & Associates Limited Partnership,
its sole member and chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

LIMITED PARTNER:

CBL & ASSOCIATES HOLDCO II, LLC,
a Delaware limited liability company

By:	CBL & Associates Limited Partnership,
its sole member and chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

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EXHIBIT “B”

To Modification No. One To

Amended and Restated Agreement of Limited Partnership Of

MERIDIAN MALL LIMITED PARTNERSHIP

Name, Address	Percentage Interest	Cash Contributed or Agreed Value of Other Property or Services
GENERAL PARTNER: CBL Outparcel HoldCo, LLC CBL Center, Suite 500 2030 Hamilton Place Blvd Chattanooga, TN 37421	1.0%	$10
NEW LIMITED PARTNER: CBL & Associates HoldCo II, LLC CBL Center, Suite 500 2030 Hamilton Place Blvd Chattanooga, TN 37421	99%	$990.00

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